AMENDMENT NO. 3 TO

IMPLEMENTATION SERVICES AGREEMENT

THIS AMENDMENT NO. 3, dated as of this __ day of ______________ (the “Amendment”), to the Implementation Services Agreement, dated October 5, 2018, as amended (collectively, the “Agreement”), between the Parties (as defined below), is entered into by and between J.P. Morgan Private Investments Inc. (the “Adviser”) and Russell Investments Implementation Services, LLC (“RIIS” and, together with the Adviser, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, RIIS may provide, when needed, certain implementation and asset transition services to the fund series of the Six Circles Trust (the “Trust”);

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add two new series of the Trust, the Bond Funds (as defined below), so that RIIS may provide, when needed, certain implementation and asset transition services for the new series pursuant to the Agreement; and

WHEREAS, Section 15 of the Agreement provides that the Agreement may be amended at any time by written agreement between the Parties.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the Parties hereto agree as follows:

W I T N E S S E T H:

1.

The Parties hereby agree that Schedule B of the Agreement is hereby replaced in its entirety with Schedule B attached hereto, to become effective with respect to each of the Six Circles Global Bond Fund and the Six Circles Tax Aware Bond Fund (together, the “Bond Funds”) on the date that such Bond Fund commences operations pursuant to an effective amendment to the Trust’s registration statement (with respect to such Bond Fund, the “Effective Date”).

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized signatories as of the date and year first written above.

J.P. MORGAN PRIVATE INVESTMENTS INC.

By:
Name:	Mary Savino
Title:	Managing Director

RUSSELL INVESTMENTS IMPLEMENTATION SERVICES, LLC

By:
Name:	Travis Bagley
Title:	Director, Transition Management- Americas

LIST OF FUNDS AND SPECIFIED FUND SLEEVES

The Client hereby certifies that it has the necessary authority to direct trades to RIIS for the following Funds as part of this Agreement.

Fund Name:	Six Circles Ultra Short Duration Fund
Specified Fund Sleeve Name(s):	Conservative Income Sleeve
Core Ultra Short Sleeve
Global Ultra Short Sleeve

Fund Name:	Six Circles Tax Aware Ultra Short Duration Fund
Specified Fund Sleeve Name(s):	Municipal Conservative Income Sleeve
Core Municipal Ultra Short Sleeve
Global Ultra Short Sleeve

Fund Name:	Six Circles U.S. Unconstrained Equity Fund
Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles International Unconstrained Equity Fund
Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Managed Equity Portfolio U.S. Unconstrained Fund
Specified Fund Sleeve Name(s):	Constituents of Equity Index Sleeve

Fund Name:	Six Circles Managed Equity Portfolio International Unconstrained Fund
Specified Fund Sleeve Name(s):	Constituents of Equity Index ex US Sleeve

Fund Name:	Six Circles Tax Aware Bond Fund
Specified Fund Sleeve Name(s):	Short Duration Municipal Sleeve
Intermediate Duration Municipal Sleeve
Long Duration Municipal Sleeve
Municipals Sleeve
Core Municipals Sleeve

2

Fund Name:	Six Circles Global Bond Fund
Specified Fund Sleeve Name(s):	Asian Pacific Government Sleeve
Asian Pacific Credit Sleeve
Pan-European Government Sleeve
Pan-European Credit Sleeve
Pan-European Securitized Sleeve
U.S. Government Sleeve
U.S. Credit Sleeve
U.S. Securitized Sleeve
Global Government Sleeve
Global Credit Sleeve
Global Securitized Sleeve

Certified this ____ day of ___________________

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